Exhibit 5.1

JONES DAY

PARTNERSHIP CONSTITUEE SELON LE DROIT DE L’OHIO, USA

AVOCATS AU BARREAU DE PARIS

2, RUE SAINT-FLORENTIN • 75001 PARIS

TELEPHONE: (0)1.56.59.39.39 • FACSIMILE: (0)1.56.59.39.38 • TOQUE J 001

WWW.JONESDAY.COM

July 29, 2016

Talend S.A.

9, rue Pages

92150 Suresnes

France

Re: Registration Statement on Form S-8 of Talend S.A.

Ladies and Gentlemen:

We have acted as French counsel to Talend S.A. a French société anonyme (the “Company”), in connection with the registration of up to 5,090,779 ordinary shares of the Company, par value €0.08 per share (the “Shares”) pursuant to the Company’s 2010, 2011, 2012, 2013, 2014, 2015 and 2016 Stock Option Plans, the BSPCE Terms and Conditions and the BSA Terms and Conditions (collectively, the “Plans”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued pursuant to the Plans have been duly authorized and, when issued in accordance with the respective Plans, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the laws of France as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We have assumed that the Company will take no action inconsistent with the resolutions authorizing the Company to issue the Shares. We have also assumed, for any future awards under the Plans, that (1) the resolutions authorizing the Company to issue the Shares pursuant to the respective Plans and the applicable award agreements will be in full force and effect on the date of such awards and (2) such future awards will be approved by the Board of Directors of the Company in accordance with applicable laws and regulations and with the terms of the relevant Plan.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued and sold pursuant to each Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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